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                                                             Exhibit 23.2



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-4) and related Prospectus of Simon Property Group, L.P. with respect to the registration of an Offer to Exchange $1,000 in principal amount of 6 5/8% Notes due 2003, 6 3/4% Notes due 2005, 7 3/8% Notes due 2018 and 7% Mandatory Par Put Remarketed Securities due 2028 for each $1,000 in principal amount outstanding of like series of Notes and to the incorporation by reference therein of our reports dated February 5, 1998 (except for the note, Commitments, Contingencies and Other Comments item (1), as to which the date is February 19, 1998) relating to Corporate Property Investors, Inc. and June 30, 1998 relating to Corporate Realty Consultants, Inc., with respect to the consolidated financial statements of Corporate Property Investors, Inc. and Corporate Realty Consultants, Inc. included in the Proxy Statement of Simon Property Group, Inc. that is made part of the Registration Statement (Form S-4 Nos. 333-61399 and 333-61399-01) and Prospectus of Corporate Property Investors, Inc. and Corporate Realty Consultants, Inc. for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




                                           /s/  ERNST & YOUNG LLP
New York, New York
November 2, 1998